Exhibit 10.25
FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) is made as of this 28th day of” February, 2006 by and among
     Fleet Retail Group, LLC, f/k/a Fleet Retail Group, Inc., f/k/a Fleet Retail Finance Inc. (the “Agent”), a Delaware limited liability company with its principal executive offices at 40 Broad Street, Boston, Massachusetts, for the Revolving Credit Lenders party to the Agreement (defined below), and
     The CIT Group/Business Credit, Inc. (the “Co-Agent”), a New York corporation with offices at 300 South Grand Avenue, Los Angeles, California 90071, and
     The Revolving Credit Lenders party to the Agreement, and
     Hastings Entertainment, Inc. (the “Borrower”), a Texas corporation with its principal executive offices at 3601 Plains Boulevard, Amarillo, Texas 79102 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H:
     WHEREAS, on August 29, 2000, the Agent, the Co-Agent, the Revolving Credit Lenders and the Borrower entered in a certain Loan and Security Agreement (as amended and in effect, the “Agreement”); and
     WHEREAS, the Agent, the Co-Agent, the Revolving Credit Lenders and the Borrower desire to modify certain provisions of the Agreement as set forth herein.
     NOW, THEREFORE, it is hereby agreed among the Agent, the Co-Agent, the Revolving Credit Lenders and the Borrower as follows:
1.	Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.	Amendments to Article 1. The provisions of Article 1 of the Agreement are hereby amended as follows:
a.	The definition of “Appraised Inventory Percentage” is hereby amended by deleting the following therefrom:
88%

and substituting the following in its stead:
85%
b.	The definition of “Base Margin” is hereby amended by inserting the following provisions at the end thereof:
“Notwithstanding the foregoing provisions, commencing on the first day of the first Fiscal quarter immediately following the effective date of the Fifth Amendment, the Base Margin shall be the following percentages based upon the following criteria:

Level	Average Availability	Libor Margin
I	Greater than $35,000,000	0.00%

II	Greater than or equal to $25,000,000	0.00%
	and less than or equal to $35,000,000

III	less than $25,000,000	0.00%
On the first day of each fiscal quarter, the Base Margin shall be adjusted based upon the Borrower’s aggregate daily Average Availability for the immediately preceding Fiscal quarter divided by the total number of days in such immediately preceding Fiscal quarter. Provided, however, upon the occurrence of an Event of Default, interest shall be determined in the manner set forth in Section 2-1 l(f).”
c.	The definition of “Libor Margin” is hereby amended by inserting the following provisions at the end thereof:
“Notwithstanding the foregoing provisions, commencing on the first day of the first Fiscal quarter immediately following the effective date of the Fifth Amendment, the Libor Margin shall be the following percentages based upon the following criteria:

Level	Average Availability	Libor Margin
I	Greater than $35,000,000	1.25%

II	Greater than or equal to $25,000,000	1.50%
	and less than or equal to $35, 000,000

III	less than $25,000,000	1.75%

On the first day of each Fiscal quarter, the Libor Margin shall be adjusted based upon the Borrower’s aggregate daily Average Availability for the immediately preceding fiscal quarter divided by the total number of days in such immediately preceding Fiscal quarter. Provided, however, upon the occurrence of an Event of Default, the Libor Margin shall be immediately increased to the percentage set forth in Level III above (even if the Average Availability requirements for another Level have been met), and interest shall be determined in the manner set forth in Section 2-1l(f).”
d.	The definition of “Majority Lenders” is hereby deleted in its entirety, and the following substituted in its stead:
“ Majority Lenders”: So long as there are only two (2) Revolving Credit Lenders party to this Agreement, “Majority Lenders” shall mean both such Revolving Credit Lenders (unless one of the Revolving Credit Lenders is a Delinquent Revolving Credit Lender, in which case, “Majority Lenders shall mean the other Revolving Credit Lender), and if there are more than two (2) Revolving Credit Lenders party to this Agreement, “Majority Lenders” shall mean Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 51 % or more of the Revolving Credit Dollar Commitment (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).”
e.	The definition of “Maturity Date” is hereby amended by deleting the following therefrom:
August 29, 2007
and substituting the following in its stead:
August 29, 2011
f.	The definition of “Revolving Credit Ceiling” is hereby deleted in its entirety, and the following substituted in its stead:
“Revolving Credit Ceiling”: $100,000,000.00.
g.	The following new definition is hereby added to the Agreement:
“Fifth Amendment” Shall mean that certain Fifth Amendment to Loan and Security Agreement dated February 28, 2006 by and among the Borrower, the Agent, the Co-Agent, and the Revolving Credit Lenders.
3.	Amendments to Article 2. The provisions of Article 2 of the Agreement are hereby amended as follows:
a.	Section 2-14 of the Agreement is hereby amended as follows:
i.	by deleting the following from the fourth (4th) line thereof:

$80,000,000.00
and substituting the following in its stead:
$100,000,000.00
ii.	by inserting the following provision at the end thereof:
     “ Notwithstanding the foregoing, commencing with the first full fiscal quarter ending after the effective date of the Fifth Amendment, in addition to any other fee to be paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Agent, for the benefit of the Revolving Credit Lenders, the “Unused Line Fee” (so referred to herein) of 0.25% per annum of the difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between $ 100,000,000.00 and the average of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C’s outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of the Fifth Amendment and on the Termination Date.”
b.	Section 2-18(b)(i) of the Agreement is hereby amended by deleting the following therefrom:
$10,000,000.00
and substituting the following in its stead:
$20,000,000.00
4.	Amendments to Article 5. The provisions of Article 5 are hereby amended as follows:
a.	Section 5-5(a)(i) of the Agreement is hereby amended by inserting the following provision at the end thereof:
     “Notwithstanding the foregoing, if Availability shall at any time be less than $25 Million, instead of providing the Agent with the information required by this subsection 5-5(a)(i)(A),(B), (C),(D) and (E) on a monthly basis, the Borrower shall provide the Agent with such information on a weekly basis, on Wednesday of each week (as of the immediately preceding Saturday), commencing with the week in which Availability was less than $25 Million. The Agent acknowledges that so long as the Borrower is required to provide such information to the Agent on a weekly basis, the Borrower will be providing such weekly information based upon its good faith estimates (except for the information provided for final week of each Fiscal month, which shall not be based upon estimates); provided, however, the Borrower acknowledges and agrees with the Agent that the Borrower shall use its best efforts and good faith to provide the Agent with as accurate information as possible for such weekly reports. The weekly report required to be delivered by the Borrower to the Agent for the final week of each Fiscal month while the provisions of this paragraph are in effect shall provide, in addition to the information required by this subsection 5-5(a)(i)(A),(B), (C),(D) and (E), a reconciliation of any discrepancies in the information which was previously provided to the Agent in the prior weekly reports for such Fiscal month. The Borrower’s obligation to provide such information on a weekly basis shall terminate commencing with the first Fiscal month following the month in which Availability exceeds $25 Million, upon which the Borrower shall provide the information required by this subsection 5-5(a)(i)(A),(B), (C),(D) and (E) within Fifteen (15) days of the end of the previous Fiscal month; provided however, the Borrower acknowledges that if Availability shall thereafter at any time be less than $25 Million, the provisions of this paragraph shall become effective.”

b.	Section 5-11 of the Agreement is hereby deleted in its entirety, and the following substituted in its stead:
“5-11. FINANCIAL PERFORMANCE COVENANT. The Borrower shall maintain Availability of not less than $ 10 Million at all times.”
5.	Amendments to Exhibits.
a.	Exhibit 2:2-22 is hereby deleted in its entirety, and is replaced by Exhibit 2:2-22 annexed hereto and incorporated herein by reference.

b.	The remaining Exhibits to the Agreement arc true and accurate in all respects and there have been no changes thereto from the date on which such Exhibits were delivered to the Agent.
6.	Amendment Fee. As compensation for the commitments of the Revolving Credit Lenders to enter into this Fifth Amendment with the Borrower and to continue to make loans and advances to the Borrower and as compensation for such Revolving Credit Lenders’ respective maintenance of sufficient funds available for such purpose, such Revolving Credit Lenders have earned an Amendment Fee (the “Amendment Fee”) in the amount and which shall be paid, in accordance with the terms and conditions of the Amendment Fee Letter of even date herewith by and between the Borrower and the Agent (the “Amendment Fee Letter”). The Amendment Fee shall be deemed fully earned upon the execution hereof and shall not be subject to refund or rebate under any circumstances.

7.	Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and hereby represents that no Events of Default exist under the Loan Documents. The Borrower further ratifies and confirms that any and all Collateral previously granted to the Agent for the ratable benefit of the Revolving Credit Lenders continues to secure the existing Liabilities as well as the Liabilities as amended hereby, and any future Liabilities.

8.	Conditions to Effectiveness. This Fifth Amendment shall be become effective upon the satisfaction of the following conditions precedent:
a.	This Fifth Amendment shall have been duly executed and delivered by each of the Borrower, the Revolving Credit Lenders and the Agent and shall be in full force and effect.

b.	The Borrower shall have paid to the Agent, for the ratable benefit of the Revolving Credit Lenders, the Amendment Fee.

c.	The Borrower shall have delivered to the Agent its Secretary’s Certificate with certified copies of (i) Incumbency Certificate; (ii) Specimen Signatures; and (iii) Resolutions.

d.	All proceedings in connection with the transactions contemplated by this Fifth Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request. Further, the Borrower shall have delivered to the Agent such additional documents which the Agent may reasonably request, including, without limitation, an amended and restated Revolving Credit Note to reflect the increase in the Revolving Credit Ceiling, the Amendment Fee Letter, and a ratification by each guarantor of their respective guaranties.

c.	The Borrower shall have paid all reasonable costs and expenses of the Agent including, without limitation, all attorneys’ fees and expenses incurred by the Agent in connection with the Agreement, the Loan Documents, and the preparation, negotiation and execution of this Fifth Amendment.
9.	Miscellaneous.
a.	This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.	This Fifth Amendment and the Amendment Fee Letter express the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

d.	The Borrower shall pay on demand all costs and expenses of the Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment.

e.	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Fifth Amendment and is not relying on any representations or warranties of any

Revolving Credit Lender or the Agent or their respective counsel in entering into this Fifth Amendment.

f.	The Borrower acknowledges and agrees that the Borrower does not have any claims, counterclaims, offsets, or defenses against any Revolving Credit Lender or the Agent directly or indirectly relating to the Borrower’s relationship with, and/or the Borrower’s Liabilities, and to the extent that the Borrower has or ever had any such claims, counterclaims, offsets, or defenses against any of the Revolving Credit Lenders or the Agent, the Borrower affirmatively WAIVES the same. The Borrower, and for its representatives, successors and assigns, hereby RELEASES, and forever discharges the Revolving Credit Lenders and the Agent and their respective officers, directors, agents, servants, attorneys, and employees, and their respective representatives, successors and assigns, of, to, and from all known debts, demands, actions, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands, or liabilities whatsoever, of every name and nature, both at law and in equity through the date hereof.
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     IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

HASTINGS ENTERTAINMENT, INC.
(“Borrower”)

By: Name:	/s/ Dan Crow Dan Crow
Title:	CFO / Senior Vice President

FLEET RETAIL GROUP, LLC
(“Agent”)

By: Name:	/s/ Daniel Platt Daniel Platt
Title:	Managing Director

THE CIT GROUP/BUSINESS CREDIT, INC.
(“Co-Agent”)

By: Name:	/s/ Adrian Avalos Adrian Avalos
Titte:	VP

The “Revolving Credit Lenders”

FLEET RETAIL GROUP, LLC

By: Name:	/s/ Daniel Platt Daniel Platt
Title:	Managing Director

THE CIT GROUP/BUSINESS CREDIT, INC.

By: Name:	/s/ Adrian Avalos Adrian Avalos
Title:	VP

EXHIBIT 2:2-22
REVOLVING CREDIT LENDERS’ COMMITMENTS

	Revolving Credit	Revolving Credit
Revolving Credit Lender	Dollar Commitment	Commitment Percentage
Fleet Retail Group, LLC	$60,000,000.00	60%
The CIT Group/Business Credit, Inc.	$40,000,000.00	40%
Inc.

Totals	$100,000,000.00	100.000%

February 28, 2006
Fleet Retail Group, LLC, As Agent
40 Broad Street
Boston, Massachusetts 02108
     Re: Amendment to Loan Arrangement with Hastings Entertainment, Inc.
Gentlemen:
     Reference is made to a certain loan arrangement originally dated as of August 29, 2000 (the “Loan Arrangement”) entered into by and among Hastings Entertainment, Inc., a Texas corporation (the “Borrower”) and Fleet Retail Finance Inc., n/k/a Fleet Retail Group, LLC, as Agent (the “Agent”) and The CIT Group/Business Credit, Inc. (the “Co-Agent”) for a syndicate of Revolving Credit Lenders, and such Revolving Credit Lenders pursuant to which such Revolving Credit Lenders established a revolving line of credit in the Borrower’s favor in accordance with the terms of a Loan and Security Agreement dated August 29, 2000 (as amended and in effect, the “Loan Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Loan Agreement.
     The undersigned have each guarantied the Liabilities of the Borrower pursuant to their respective Guaranties dated August 29, 2000 (singly, a “Guaranty” and collectively, the “Guaranties”).
     The Borrower, the Agent and the Revolving Credit Lenders desire to modify and amend the terms of the Loan Agreement pursuant the terms and conditions of a certain Fifth Amendment to Loan and Security Agreement of even date (the “Amendment”), pursuant to which, among other things, the Agent, the Revolving Credit Lenders and the Borrower have agreed to extend the Maturity Date and increase the amount of the Revolving Credit Ceiling to $100,000,000.00. The Agent and the Revolving Credit Lenders have indicated that they will not enter into such Amendment unless, among other things, the undersigned execute and deliver this letter. Therefore, to induce the Agent and the Revolving Credit Lenders to enter into the Amendment, the undersigned each hereby:
(a)	acknowledges and agrees that any and all increases in and to the Revolving Credit Ceiling and all loans and advances made thereunder constitute Liabilities which have been guarantied by the undersigned pursuant to their respective Guaranties.

(b)	ratifies, confirms and reaffirms, all and singular, the terms and conditions of, and all warranties and representations set forth in, their respective Guaranties.

(c)	acknowledges, confirms and agrees that their respective Guaranties remain in full force and effect and shall in no way be limited or affected by the Amendment.

(d)	acknowledges and agrees that such Person has no offsets, defenses, or counterclaims against the Agent, or any Revolving Credit Lender with respect to such Person’s Guaranty or otherwise, and to the extent that any of the undersigned has any such offsets, defenses, or counterclaims, then such Person hereby WAIVES and RELEASES the same.

     This letter shall take effect as a sealed instrument as of the date first written above.

Very truly yours,

Witness:	HASTINGS COLLEGE STORES, INC.

/s/ Lois Ross	By:	/s/ Dan Crow

	Name:	Dan Crow
	Title:	President

Witness:	HASTINGS INTERNET, INC.

/s/ Lois Ross	By:	/s/ Dan Crow

	Name:	Dan Crow
	Title:	President

Witness:	HASTINGS PROPERTIES, INC.

/s/ Lois Ross	By:	/s/ Dan Crow

	Name:	Dan Crow
	Title:	President

Acknowledged and Agreed to:
Fleet Retail Group, LLC, as Agent
and Revolving Credit Lender

By:	/s/ Daniel Platt
Name:	Daniel Platt
Title:	Managing Director
The CIT Group/ Business Credit, Inc., as Co-Agent
and Revolving Credit Lender

By:	/s/ Adrian Avalos
Name:	Adrian Avalos
Title:	VP